Exhibit 10.1

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of January 29, 2014, is by and among Intrexon Corporation, a Virginia corporation (“Parent”), XON Cells, Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Medistem Inc., a Nevada corporation (the “Company”).

WHEREAS, Parent, Merger Sub and the Company are parties to that Agreement and Plan of Merger, dated as of December 19, 2013 (the “Agreement”);

WHEREAS, Parent, Merger Sub and the Company desire to amend the Agreement on the terms and conditions set forth herein;

WHEREAS, Section 7.3 of the Agreement provides that: (i) the Agreement may be amended by the parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Closing Date; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made that, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by such stockholders; and (ii) the Agreement may not be amended except by an instrument in writing signed by the parties hereto; and

WHEREAS, the respective Boards of Directors of the parties to the Agreement have approved this Amendment prior to the approval of the Merger by the stockholders of the Company.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Definitions. Capitalized terms used and not otherwise defined herein (including in the recitals hereto) shall have the meanings given to them in the Agreement.

2.	Amendments.

a.	A new Section 5.17 is hereby added to the Agreement to read as follows:

“Section 5.17. If, prior to the Closing, there are any Company Stockholders who have properly exercised and preserved dissenters’ rights and such exercise has not been withdrawn or otherwise satisfied immediately prior to the Effective Time, then, immediately following the Effective Time of the Merger, Parent shall cause the Surviving Corporation to merge, in accordance with applicable Law, with and into a limited liability company and wholly owned subsidiary of Parent (“Second Merger Sub”), with Second Merger Sub surviving such merger (the “Subsequent Merger”). For these purposes, the parties hereby confirm that it is intended that the Merger and the Subsequent Merger constitute an integrated plan of the type contemplated in IRS Revenue Ruling 2001-46, 2001-2 C.B. 321 (the “Integrated Transaction”) and that in the event that the Integrated Transaction is to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and the regulations promulgated thereunder, then the parties intend for this Agreement to constitute a plan of reorganization within the meaning of Section 368(a) of the Code for U.S. federal income Tax purposes. The parties further acknowledge and agree that in no way shall such restructuring result in any change in the Cash Consideration, the Stock Consideration, the Merger Consideration or in the economics or other material terms of the transactions contemplated by this Agreement to the Company or its stockholders, or Parent, Merger Sub or their shareholders and stockholders, respectively.”

b.	The reference to “Section 5.7(e)” in the last sentence of Section 5.7(d) of the Agreement is hereby amended to be a reference to “Section 5.7(f)”.

3.	Effect of Amendment. The provisions of the Agreement are amended and modified by the provisions of this Amendment. If any provision of the Agreement is materially different from or inconsistent with any provision of this Amendment, the provision of this Amendment shall control, and the provision of the Agreement shall, to the extent of such difference or inconsistency, be disregarded.

4.	Single Agreement. This Amendment and the Agreement, as amended and modified by the provisions of this Amendment, shall constitute and shall be construed as a single agreement. The provisions of the Agreement, as amended and modified by the provisions of this Amendment, are incorporated herein by this reference and are ratified and affirmed. The term “Agreement” as used in the Agreement shall be deemed to refer to the Agreement as amended hereby.

5.	Headings. The underlined headings herein are for convenience only and shall not affect the interpretation of this Amendment.

6.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of New York (including sections 5-1401 and 5-1402 of the New York General Obligations Law but excluding all other choice of law and conflicts of law rules), except to the extent that mandatory provisions of federal Law apply or mandatory principles of Law require the application of the NRS.

7.	Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

8.	Entire Agreement. The Agreement, as amended and modified by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

INTREXON CORPORATION

By:	/s/ Randal J. Kirk
Name: Randal J. Kirk
Title: Chief Executive Officer

XON CELLS, INC.

By:	/s/ Randal J. Kirk
Name: Randal J. Kirk
Title: President

MEDISTEM INC.

By:	/s/ Alan J. Lewis
Name: Alan J. Lewis, Ph.D.
Title: Chief Executive Officer